UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BIOJECT MEDICAL TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOJECT MEDICAL TECHNOLOGIES INC.

20245 SW 95th AVENUE

TUALATIN, OREGON 97062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders (the “Annual Meeting”) of BIOJECT MEDICAL TECHNOLOGIES INC. will be held on Thursday, June 14, 2007, at 9:00 a.m., Pacific Daylight Time, at our Corporate office, located at 20245 SW 95th Avenue, Tualatin, Oregon 97062 for the following purposes:

(i)             to elect two members of the Board of Directors for a term of three years and one member of the Board of Directors for a term of two years;

(ii)          to approve a proposal to amend the Restated 1992 Stock Incentive Plan to eliminate automatic grants to non-employee directors and permit other types of awards to those directors; and

(iii)       to transact such other business as may properly come before the meeting or any adjournment of the meeting.

Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with our annual report, which contains the management discussion and analysis and the consolidated financial statements for the year ended December 31, 2006 along with the report of our independent registered public accounting firm on the financial statements. Only holders of common stock of record at the close of business on April 17, 2007 will be entitled to vote at the Annual Meeting and any adjournments thereof.

Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, shareholders who are unable to attend the Annual Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 59 Maiden Lane, New York, New York 10038 before the time fixed for the Annual Meeting.

If you return your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held.  If you are a shareholder of record and decide between now and June 14, 2007 that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

We appreciate your continued support of Bioject and look forward to either greeting you personally at the meeting or receiving your proxy.

DATED at Portland, Oregon, this 11th day of May, 2007.

BY ORDER OF THE BOARD

Jerald S. Cobbs
Chairman of the Board and Interim President and CEO

BIOJECT MEDICAL TECHNOLOGIES INC.

BIOJECT MEDICAL TECHNOLOGIES INC.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 14, 2007

MANAGEMENT SOLICITATION

This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on Thursday, June 14, 2007, at the time and place and for the purposes set forth in the Notice of Meeting.

The form of proxy accompanying this proxy statement is solicited by our Board of Directors. Proxies may be solicited by our officers, directors and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. In addition, we have retained the services of Advantage Proxy to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. We estimate that we will pay Advantage Proxy its customary and reasonable fees not expected to exceed $5,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. We will also reimburse persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by us.

The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is May 11, 2007.

APPOINTMENT AND REVOCABILITY OF PROXIES

The persons named in the accompanying form of proxy are officers of Bioject.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

(i)	signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;
(ii)

signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Annual Meeting or an adjournment thereof or with the chairman of the Annual Meeting on the day of the Annual Meeting or an adjournment thereof; or

(iii)	attending the Annual Meeting, or an adjournment thereof, and casting a ballot in person.

Such revocation will have effect only in respect of those matters that have not already been acted upon.  Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, telephone: (800) 937-5449.

VOTING OF PROXIES

The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxy holder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that Jerald S. Cobbs and Christine M. Farrell, the persons designated by management in the form of proxy, will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election of the nominees named in this proxy statement to the Board of Directors. The proxy confers discretionary authority upon the named proxy holder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters, which may properly come before the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Our voting securities consist of common stock, without par value (the “common stock”), Series D preferred stock and Series E preferred stock. The Record Date has been fixed in advance by our Board of Directors as April 17, 2007, for the purpose of determining shareholders entitled to notice of and to vote at the Annual Meeting.

Each share of common stock issued at the time of the Record Date carries the right to one vote at the Annual Meeting. For purposes of voting, each share of Series D preferred stock will be deemed to be converted into a number of shares of common stock equal to the total number of Series D shares outstanding multiplied by $1.15 and divided by $1.30. Each share of Series E preferred stock will be deemed to be converted into one share of common stock.

As of April 17, 2007:

•                  a total of 14,875,365 shares of our common stock were issued and outstanding;

•                  a total of 2,086,957 shares of our Series D preferred stock, convertible into 1,846,154 shares of common stock for purposes of voting at the Annual Meeting, were issued and outstanding; and

•                  a total of 3,541,575 shares of our Series E preferred stock, convertible into 3,541,575 shares of common stock for purposes of voting at the Annual Meeting, were issued and outstanding.

The following tables set forth certain information concerning the beneficial ownership of our common stock at April 17, 2007, by: (i) each person known by us to own beneficially more than 5% of our outstanding capital stock; (ii) each of the directors and named executive officers; and (iii) all current directors and executive officers as a group.

	Number of
	Shares	Percentage
Name of Beneficial Owner	Beneficially Owned (1) (2)	Beneficially Owned
Life Sciences Opportunities Fund II, L.P. and Life Sciences Opportunities Fund II (Institutional), L.P. (3) 126 East 56th Street, 24th Floor New York, New York 10022	6,911,553	31.7%
Edward Flynn (4) 75-11 Myrtle Avenue Glendale, New York 11385	1,287,263	8.6%

James C. O’Shea	771,596	5.1%
John P. Gandolfo	409,182	2.7%
J. Michael Redmond	166,345	1.1%
Christine M. Farrell	106,598	*
John Ruedy, M.D. (5)	89,010	*
Dr. Randal D. Chase	32,500	*
Joseph F. Bohan III	8,000	*
Jerald S. Cobbs	7,000	*
Brigid A. Makes	—	—
All Current Directors and Executive Officers as a Group (9 persons)	985,430	6.4%

*Less than one percent.

(1)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 17, 2007 or shares of unvested restricted stock units that vest within 60 days of April 17, 2007 are deemed outstanding for computing the percentage ownership of the person holding the options, warrants or unvested stock but are not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)          Includes options currently exercisable or exercisable within 60 days after April 17, 2007 for shares of our common stock, unvested restricted stock units that vests within 60 days after April 17, 2007 and shares of our common stock held in 401(k) accounts as follows:

Name	Shares Subject to Options	Unvested Restricted Stock Units	Shares held in 401(k)
Edward Flynn	34,000	—	—
James C. O’Shea	416,000	—	23,220
John Gandolfo	319,000	—	—
Christine M. Farrell	64,696	—	12,276
J. Michael Redmond	97,125	—	25,892
John Ruedy, M.D.	43,000	5,250	—
Jerald S. Cobbs	—	3,500	—
Dr. Randal D. Chase	—	4,750	—
Joseph F. Bohan III	—	4,000	—
Brigid A. Makes	—	—	—
All Current Directors and Executive Officers as a Group	584,677	17,500	52,889

(3)          Includes 2,086,957 shares of our Series D preferred stock convertible into 2,086,957 shares of our common stock and warrants exercisable for 1,283,021 shares of our common stock. Also includes 3,541,575 shares of our Series E preferred stock convertible into 3,541,575 shares of our common stock.

(4)          Includes 87,282 shares held in various retirement accounts and 26,000 shares held by Mr. Flynn’s wife.

(5)          Includes 1,200 shares held by Dr. Ruedy’s children.

PROPOSAL #1:  ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide for the holders of our common stock to elect the Class Three members of the Board of Directors at the 2007 Annual Meeting. Directors hold office for three years or until their successors have been elected and qualified. The Board is divided into three classes.

The Board of Directors has determined that each of the director nominees and continuing directors, except Mr. Jerald S. Cobbs, is an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the four committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence. In addition, there are no family relationships between any of our directors or executive officers.

At this Annual Meeting, two people will be nominated to serve as Class Three Directors until the Annual Meeting in 2010 and until their successors are elected and duly qualified and one person will be nominated to serve as a Class Two Director until the Annual Meeting in 2009 and until his successor is elected and duly qualified. The Class Three nominees are Brigid A. Makes and John Ruedy, M.D., both of whom are presently serving on our board. The Class Two nominee is David S. Tierney, who is not currently a director.

The presence in person or by proxy of holders of record of a majority of the outstanding common stock, the Series D preferred stock and the Series E preferred stock, together as a single class, is required to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present, the two nominees for election as Class Three Directors and the nominee for election as a Class Two Director who receive the greatest number of votes cast at the Annual Meeting shall be elected as directors. Votes may be cast for or withheld from the nominees. Abstentions from voting or non-voting by brokers will be counted for determining whether there is a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE CLASS THREE NOMINEES NAMED ABOVE.

BOARD COMPOSITION

The Board of Directors is currently composed of six members, one of whom, Mr. Jerald S. Cobbs, is currently an employee of Bioject and one of whom, Mr. John P. Gandolfo, is not standing for re-election. In addition, there is one nominee, Mr. Tierney, who is not currently a Board member. The following table sets forth the names, ages and certain other information concerning our director nominees and our continuing directors.

Name	Class	Age	Position	Year Elected Director	Current Term Expires
Dr. Randal D. Chase	1	58	Director (a)(c)	2005	2008
Jerald S. Cobbs	1	55	Chairman of the Board and Interim President and CEO	2006	2008

Joseph F. Bohan III	2	49	Director (b)(c)(d)	2005	2009
David S. Tierney	2	44	Director	2007(1)	2009

Brigid A. Makes	3	51	Director (a)(c)(d)	2006	2007
John Ruedy, M.D.	3	75	Director (a)(b)(d)	1987	2007

(1) Mr. Tierney will become a Director upon election by shareholders at this Annual Meeting.

(a) Member of Compensation Committee

(b) Member of Corporate Governance and Nominating Committee

(c) Member of Audit Committee

(d) Member of Ad-Hoc Financing Committee

Nominees for director to be elected by shareholders for a three-year term expiring in 2010

BRIGID A. MAKES has served as a director since September 2006. Ms. Makes joined AGA Medical, a developer and manufacturer of medical devices for use in cardiovascular applications, in September 2006 as Senior Vice President and Chief Financial Officer to oversee all aspects of AGA’s finance and administrative operations. From 1999 to 2006, Ms. Makes served in various managements positions at Nektar Therapeutics, a biopharmaceutical company that develops and enables differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. Positions at Nektar included Vice President, R&D Operations; Vice President, Operations Management; and Vice President of Finance and Administration and Chief Financial Officer. Prior to Nektar Therapeutics, Ms. Makes served in several leadership roles at Oravax, Inc. (now Acambis, plc), Haemonetics Corporation, Lotus Development Corporation (now IBM) and General Electric Company. Ms. Makes received her Masters degree in business administration from Bentley College in Waltham, MA, and her Bachelors degree in finance and international business at McGill University in Montreal, Quebec.

JOHN RUEDY, MDCM, FRCPC, LLD (hon) has served as a director since 1987.  Dr. Ruedy, a physician specializing in internal medicine and clinical pharmacology, has served in a number of key academic positions including Chair of the Department of Pharmacology and Therapeutics, McGill University, Head of the Department of Medicine at St. Paul’s Hospital, Vancouver, a teaching hospital of the University of British Columbia, and from 1992-1999 as Dean of the Faculty of Medicine, Dalhousie University. He served as Vice President, Academic Affairs, Capital District Health Authority, Halifax, Nova Scotia, the major clinical teaching facility of the Faculty of Medicine, Dalhousie University from 1999-2004. He has extensive experience in clinical trials of drugs and has served on a number of Canadian and international committees dealing with regulatory issues concerning new drugs and devices. He serves on a number of national committees responsible for reviewing health research grant applications. He currently is Chair of the Professional Advisory Committee of the International Medical University, Kuala Lumpur, Malaysia. He is Chairman of the Board of P2P Health Systems Inc.

Nominee for director to be elected by shareholders for a two-year term expiring in 2009

DAVID S. TIERNEY, M.D. served as the President, Chief Executive Officer and Director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc (NASDAQ: IDEV). From January 2000 to August 2000, Dr. Tierney served as President of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he was responsible for all of Biovail’s research and development, regulatory and clinical activities. From March 1997 to January 2000, Dr. Tierney was Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, where he was responsible for all research and development activities, and for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team. From December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. Dr. Tierney is a director of NexMed, Inc (NASDAQ: NEXM) and Catalyst Pharmaceutical Partners (NASDAQ: CPRX).

Directors whose terms expire in 2008

DR. RANDAL D. CHASE has served as a director since April 2005. Since February 2007, Dr. Chase has served as President and Chief Executive Officer of ImmunoVaccine Technologies, a company commercializing a proprietary vaccine technology. From 2004 to February 2007, Dr. Chase served as Executive Chairman and Chief Executive Officer of Molecular Templates Inc., an oncology company. Prior to that, Dr. Chase served as the President - Global Mandate for Shire Biologics, a Division of Shire Pharmaceuticals PLC, a specialty pharmaceutical company, since May 2001. Prior to that, Dr. Chase served as Senior Vice-President of Biochem Pharma, a biopharmaceutical company dedicated to the research, development and commercialization of products for the prevention and treatment of human diseases, from August 2000 to May 2001. Prior to that, Dr. Chase served as President and Chief Executive Officer for North American Vaccine, a developer of vaccines, from November 1998 to July 2000. Prior to that time, Dr. Chase served with various other pharmaceutical-related companies, including Pasteur Merieux Connaught, Quadra Logic Technologies, Inc., Glaxo Canada, Inc. and Bristol Meyers. Dr. Chase is Chairman of the Board of Directors of Medicago (Toronto Stock Exchange venture listing) and on the Board of Directors of Acambis (London Exchange) and ConjuChem (Toronto Stock Exchange).

JERALD S. COBBS has served as a director since March 2006 and became the Chairman of the Board in October 2006.  In March 2007, Mr. Cobbs was appointed as our Interim President and Chief Executive Officer. Mr. Cobbs has been a Managing Director of LOF Partners, LLC, an investment management fund, since 2001. Mr. Cobbs has more than twenty five years experience in the health sciences and biotechnology industries. He presently serves on the board of directors of Cedarburg Pharmaceuticals. He is a board observer to Optiscan Biomedical Corporation and Functional Genetics, Inc. Mr. Cobbs previously served as the Assistant Director of Technology Development at the University of Texas – M.D. Anderson Cancer Center, in the Houston Medical Center. During his tenure at M.D. Anderson, he helped form two molecular therapy companies: Introgen Therapeutics (NASDAQ: INGN), a pioneer in gene-based therapies for a variety of cancers based in Austin, Texas and Rgene Therapeutics, which was sold to Targeted Genetics, Inc. (NASDAQ: TGEN). Mr. Cobbs was also Chairman and Chief Executive Officer of Quantitative Diagnostic Laboratories, a cancer diagnostic and image analysis company based in Chicago, IL. Mr. Cobbs received his M.B.A. from the University of Houston.

Directors whose terms expire in 2009

JOSEPH F. BOHAN III has served as a director since August 2005. In January 2006, Mr. Bohan founded a drug delivery company, SciDose LLC. From 2001 to January 2006, Mr. Bohan served as Vice President of Worldwide Business Development for Nektar Therapeutics (formerly Inhale Therapeutics), a maker of advanced drug delivery technologies. From 1999 to 2000, Mr. Bohan was Vice President of Business Development for Bradford Particle Design, a maker of drug delivery technology. Bradford Particle Design was sold to Nektar Therapeutics in 2001. From 1989 to 1998, Mr. Bohan served as President and CEO of Amherst Process Instruments, Inc., a distributor of scientific instruments.

DIRECTOR COMPENSATION

We do not pay our directors cash compensation for services. Under the terms of our Restated 1992 Stock Incentive Plan, each non-employee director is automatically awarded 3,000 restricted stock units, with each unit representing the unsecured right to receive one share of Bioject common stock for no additional consideration. In addition, immediately prior to each annual meeting, each non-employee director is awarded a number of restricted stock units determined by adding the following:

•                  1,000 units for each quarterly or annual meeting of the Board of Directors attended since the last annual meeting of shareholders;

•                  500 units for attending the last annual meeting of shareholders;

•                  500 units for attendance at each quarterly or annual meeting of a committee of the Board of Directors on which such person serves since the last annual meeting of shareholders; and

•                  1,000 units for each committee of the Board of Directors for which the director served as chair since the last annual meeting of shareholders.

The restricted stock grants vest with respect to half of the subject shares six months after the grant date and as to the remaining half of the shares on the first anniversary of the grant date.

Director Compensation for the Year Ended December 31, 2006

Name	Stock Awards ($)		Total ($)
Joseph F. Bohan III	$7,520		$7,520
Dr. Randal D. Chase	10,925		10,925
Jerald S. Cobbs	6,580		6,580
John P. Gandolfo	83,000	(1)	83,000
Brigid A. Makes	—		—
John Ruedy, M.D.	11,295		11,295

(1)          Mr. Gandolfo’s stock awards related to the early vesting of 54,833 previously outstanding restricted stock units upon his termination as an executive officer in May 2006. He did not receive any awards for his service as a Director.

Equity incentive awards outstanding at December 31, 2006 for each non-employee director were as follows:

Name	Unvested Restricted Stock Units (#)	Option Awards (#)
Joseph F. Bohan III	4,000	—
Dr. Randal D. Chase	4,750	—
Jerald S. Cobbs	3,500	—
John P. Gandolfo	—	319,000	(1)
Brigid A. Makes	—	—
John Ruedy, M.D.	5,250	43,000

(1)          Mr. Gandolfo’s outstanding option awards were granted to him during the time that he served as an executive officer of Bioject and prior to him becoming a member of the Board.

If there is a change in control of Bioject, all unvested restricted stock units will vest immediately.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

There were seven meetings of the Board of Directors during 2006 and four actions taken by written consent. During 2006, each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees on which they served. While we strongly encourage attendance by our Board of Directors at our Annual Meeting, we do not have a formal policy with respect to attendance. All of the members of our Board of Directors, except Ms. Sandra Panem, attended our 2006 Annual Meeting. There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In addition, we have an Ad-Hoc Financing Committee.

The Audit Committee meets with our independent registered public accounting firm to review the scope and findings of our annual audit and our accounting policies and procedures, which are then reported by the committee to our full Board. The Audit Committee met five times during 2006 and took action by written consent one time. The members of the Audit Committee during 2006 were as follows:

•                  Mr. Eric T. Herfindal, a former Board member, who served as the Chair of the Audit Committee through March 2006;

•                  Mr. Rick Plestina, a former Board member, who served as the Chair of the Audit Committee from March 2006 until December 2006;

•                  Ms. Sandra Panem, a former Board member, who served through August 2006;

•                  Mr. Bohan since August 2006;

•                  Dr. Chase; and

•                  Ms. Makes, who was added in September 2006 upon becoming a Board member. Ms. Makes was named the Chair of the Audit Committee in December 2006, upon Mr. Plestina’s resignation.

Our Audit Committee Charter is available on our website at www.bioject.com.

The Compensation Committee administers our Restated 1992 Stock Incentive Plan and cash compensation for the executive officers. The Compensation Committee met five times during 2006. The members of the Compensation Committee during 2006 were as follows:

•                  Mr. Herfindal through his resignation in March 2006;

•                  Mr. Plestina through his resignation in December 2006;

•                  Dr. Ruedy (committee chair);

•                  Dr. Chase;

•                  Mr. Cobbs, who was added in March 2006 upon becoming a Board member and served until he was appointed Interim President and Chief Executive Officer in March 2007; and

•                  Ms. Makes, who was added in September 2006 upon becoming a Board member.

Our Compensation Committee Charter is available on our website at www.bioject.com.

The Corporate Governance and Nominating Committee reviews and recommends to the full Board nominees for directors to be submitted for election at the next annual shareholders’ meeting. The Corporate Governance and Nominating Committee considers persons recommended by shareholders for nomination. The procedures for submitting persons for consideration for nomination by the Corporate Governance and Nominating Committee are described under “Qualifications of Directors” below.  Procedures to be followed by shareholders for directly submitting nominations for directors are contained in Section 1.12 of our bylaws, as described in “Shareholder Proposals and Director Nomination Procedures” below. The Corporate Governance and Nominating Committee met three times during 2006. The members of the Corporate Governance and Nominating Committee during 2006 were as follows:

•                  Mr. Plestina through his resignation in December 2006;

•                  Dr. Ruedy (committee chair until March 2006);

•                  Mr. Bohan; and

•                  Mr. Cobbs, who was added in March 2006 upon becoming a Board member, and who became the committee chair, and served until he was appointed Interim President and Chief Executive Officer in March 2007.

In addition, in March 2007, Mr. Chase was added as the chair of this committee.

The Corporate Governance and Nominating Committee charter is available on our website at www.bioject.com.

The Ad-Hoc Financing Committee monitors our cash reserves and develops strategies for procuring additional capital. The Ad-Hoc Financing Committee did not meet during 2006. The members of the Ad-Hoc Financing Committee during 2006 were as follows:

•                  Mr. Plestina (committee chair) through his resignation in December 2006;

•                  Ms. Panem until her resignation in August 2006;

•                  Mr. Ruedy;

•                  Mr. Bohan, who is currently the committee chair;

•                  Mr Gandolfo, who was added in August 2006, upon becoming a Board member; and

•                  Ms. Makes, who was added in December 2006.

QUALIFICATIONS OF DIRECTORS

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy. However, minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise, including service on other boards of directors, and availability and demonstrated commitment. We seek a board that possesses the background, skills, expertise and commitment necessary to make a significant contribution to our company. The Corporate Governance and Nominating Committee will evaluate potential nominees by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We do not employ consultants to help us identify or screen prospective directors. Once the Corporate Governance and Nominating Committee has favorably evaluated a candidate, the candidate is referred to the full Board for review. The Board ultimately makes all nominations for directors to be considered and voted upon at our annual meetings.

DIRECTOR RECOMMENDATIONS BY SHAREHOLDERS

Shareholders may recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors by submitting a written recommendation to the Corporate Governance and Nominating Committee c/o Chairman of the Corporate Governance and Nominating Committee, Bioject Medical Technologies Inc., 20245 SW 95th Avenue, Tualatin, Oregon 97062. Communications should be sent by overnight or certified mail, return receipt requested. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether the individual can read and understand financial statements, and board memberships, if any, for the Corporate Governance and Nominating Committee to consider. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received by December 31 of a given calendar year will be considered for nomination at the following year’s Annual Meeting of Shareholders.

PROCEDURES FOR SHAREHOLDER PROPOSALS TO AMEND BYLAWS

AND NOMINATE DIRECTORS

Section 1.12 of our Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to our Bylaws must be received by us thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days’ notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with our Board of Directors by sending correspondence to our Board, or to any individual director, at the following address: Investor Relations, Bioject Medical Technologies Inc., 20245 SW 95th Avenue, Tualatin, Oregon 97062, or by emailing them at directors@bioject.com.

Your communications should indicate whether you are a Bioject Medical Technologies Inc. shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

AUDIT COMMITTEE FINANCIAL EXPERT

As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that one member of our Audit Committee, Ms. Brigid A. Makes, the Audit Committee Chair, is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Ms. Makes is also independent as prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence. All members of the Audit Committee meet the standards of independence adopted by the SEC for membership on an audit committee.

AUDIT COMMITTEE REPORT

Management is responsible for Bioject’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Bioject’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and Bioject’s independent registered public accounting firm, Moss Adams LLP, to review the audited financial statements for 2006 and the audit process. The Audit Committee discussed and reviewed with the independent registered public accounting firm all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements, the quality and adequacy of Bioject’s internal controls in the context of a financial statement audit and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Bioject’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Ms. Brigid A. Makes (Committee Chair)

Mr. Joseph F. Bohan III

Dr. Randal D. Chase

CODE OF ETHICS

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. We filed a copy of our Code of Ethics as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003. We also posted our Code of Business Conduct and Ethics on our website at www.bioject.com. Any amendments to or waivers of our Code of Business Conduct and Ethics will be posted on our website. In addition, we will report any waivers of our Code of Business Conduct and Ethics on a Current Report on Form 8-K.

EXECUTIVE OFFICERS

The following individuals were our executive officers as of May 2, 2007:

Name	Age	Position	Executive Officer Since
Jerald S. Cobbs	55	Chairman and Interim President and Chief Executive Officer	2007

Christine M. Farrell	47	Vice President of Finance and Member Executive Committee	2006

Richard R. Stout, M.D.	54	Executive Vice President and Chief Medical Officer and Member Executive Committee	2007

Biographical Information

For biographical information on Mr. Cobbs, see “Election of Directors” above.

CHRISTINE M. FARRELL joined Bioject in February 1997 as Assistant Controller. Ms. Farrell was promoted to Corporate Controller in September 1999 and to Vice President of Administration and Corporate Controller in July 2004. Effective May 3, 2006, Ms. Farrell assumed the Chief Financial Officer responsibilities and her title became Vice President of Finance. In March 2007, Ms. Farrell, along with Mr. Stout, became a member of the Executive Committee, which serves the role of our Chief Operating Officer. Prior to joining Bioject, Ms. Farrell held accounting and financial management positions with Spar-Tek Industries, a manufacturer of high quality and cutting edge technology for the plywood industry, and Action Machinery, a seller of new and used robotic machine tools and equipment. Ms. Farrell holds a B.A. degree in Accounting from the University of Washington and a Masters of Management from Willamette University in Salem, Oregon.

RICHARD R. STOUT, M.D. joined Bioject in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of Clinical Affairs in December 1994 and to Executive Vice President and Chief Medical Officer in March 2007. In March 2007, Mr. Stout, along with Ms. Farrell, became a member of the Executive Committee, which serves the role of our Chief Operating Officer. From 1992 to 1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators, from 1990 to 1992. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included elsewhere in the proxy statement, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Mr. John Ruedy, M.D. (Committee Chair)

Dr. Randal D. Chase

Ms. Brigid Makes

COMPENSATION DISCUSSION AND ANALYSIS

Our Board of Directors is responsible for establishing and administering our compensation and employee benefit programs. In accordance with the Compensation Committee Charter, this Board duty has been delegated to the Compensation Committee (referred to in the analysis as the “Committee”), which annually reviews the executive compensation program and approves appropriate modifications to the senior executive compensation packages, including specific amounts and types of compensation used. The Committee is responsible for establishing the compensation of the Chief Executive Officer (“CEO”); and, in the context of our overall compensation goals and objectives, reviews and approves the recommendations of the CEO regarding compensation and incentive plans of other senior executive officers. The Committee also establishes the annual compensation of the non-employee directors (which is currently restricted to automatic awards under our Restated 2002 Stock Incentive Plan) and oversees the equity compensation plans, including the administration of the Restated 1992 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan.

The Committee is comprised of three independent board members, and the members are appointed based on their respective business experience and understanding of compensation issues. The current members of the Committee are Dr. John Ruedy, Dr. Randal Chase and Ms. Brigid Makes. Dr. Ruedy currently serves as the Committee Chair.

We are engaged in a highly competitive industry. In order to succeed, we believe that we must be able to attract and retain qualified executives. The Committee and the full Board of Directors believe that the compensation structure described below will help us achieve these objectives.

Executive Compensation Philosophy and Objectives

We have maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully managing product development, manufacturing, marketing and sales, while providing strong financial management. We provide a combination of annual cash compensation and equity-based awards as an incentive to increase long-term shareholder value.

To achieve our executive compensation objectives, the Committee adheres to several principles in structuring the compensation packages for the CEO and the other executive officers. Such principles include:

•                  Compensation that is based on both company and individual performance;

•                  Competitive compensation as determined by reviewing executive compensation levels at comparable companies;

•                  Encouraging executive ownership through equity compensation components; and

•                  Structuring compensation packages to attract and retain qualified executives with leadership skills and other key abilities required to meet our objectives and enhance shareholder value.

Therefore, we strive to establish a compensation package that is competitive within the industry while maintaining and promoting the interests of Bioject and all of its shareholders. Additionally, whenever appropriate, the compensation is structured to maximize the tax benefits available to us and minimize compensation expense.

Our equity-based incentives encourage our executive officers and directors to focus on maximizing shareholder wealth long-term and allow each person to participate in our long-term growth and financial success. In light of this combination of base salary, potential annual bonuses and the accumulated value of equity awards granted to each executive, we do not sponsor any retirement plan other than our 401(k) plan generally available to all of our employees, believing that the executives are adequately compensated to provide for their own retirement.

Establishing Compensation

In 2005, we hired Compensation Resources, Inc. to perform an analysis of our executive compensation practices compared to other companies of similar size within our industry. The analysis took into account cash compensation and long-term equity-based incentive compensation. The results of the analysis indicated that our cash compensation for our executive officers was within the market range, but our long-term equity-based compensation was below the market range. Based on these findings, the Committee approved additional restricted stock unit grants in December 2005 and January 2006 for the executive officers.

The amount of salary for our former CEO, who retired effective December 31, 2006, was based on competitive market factors, the success and growth of Bioject and the relative pay level within the senior management team. The base salaries of executive officers other than the CEO are based in part on their respective responsibilities and the relative internal pay equity among the senior executives.

Our executives are also eligible to participate in benefit programs generally available to all full time employees, including health and disability insurance and participation in a 401(k) plan and employee stock purchase plan.

Components of 2006 Executive Officer Compensation

We maintain a simple compensation program compared to many other companies. We provide a base salary, potential for performance-based cash compensation for certain executives, long-term incentives in the form of equity-based awards and limited personal perquisites and benefits.

Base Salary

Base salaries are based on both financial and non-financial criteria, internal pay equity and current market conditions, including relative pay within the industry. We use peer company comparisons to affirm reasonableness and competitiveness of senior executive salaries.

Performance-Based Cash Compensation

In 2006, our Senior Vice President of Business Development was also compensated based on a percentage of his base salary for each long-term business development agreement signed during the calendar year.

Long-Term Incentives

Restated 1992 Stock Incentive Plan

At present, our primary long-term incentive program is our Restated 1992 Stock Incentive Plan, which is available to all employees, executive officers, directors and non-employee consultants. The Committee determines and approves the grants of all options and restricted stock units to our executive officers. Generally, upon joining Bioject, executive officers are granted options vesting over a three-year period at current fair market value in amounts which, in the Committee’s opinion, are consistent with their positions and responsibilities. In addition, based on individual annual performance and contribution to our long-term goals, executive officers may receive additional stock option or restricted stock unit grants. The amount and terms of such grants are discretionary and are determined by the Committee taking into account Bioject’s and individual performance. These awards vest over varying periods and are intended to focus all employees on achieving our long-term goals and to directly reward them for corresponding increases in shareholder value.

In January 2006 and June 2006, each of the named executive officers was granted restricted stock units, based, in part on the recommendations of the compensation survey mentioned above and our 2006 corporate performance.

2000 Employee Stock Purchase Plan

We also have the 2000 Employee Stock Purchase Plan (the “ESPP”), which is available to all full-time employees and executive officers. The ESPP allows for the purchase of shares of our common stock at a discount utilizing payroll deductions. None of the named executive officers participated in the ESPP during 2006.

401(k) Retirement Benefit Plan

We also have a 401(k) Retirement Benefit Plan for our employees, including our executive officers, which provides for voluntary employer matches. We currently match 62.5% of employee contributions up to 6% of salary with our common stock and may make discretionary profit sharing contributions to all employees.

Other

Based on the nature of the position, our Senior Vice President of Business Development receives an automobile allowance. We also paid premiums on a long-term disability insurance and life insurance policy for our former CEO.

Board of Director Compensation

Currently, under the terms of our Restated 1992 Stock Incentive Plan, each non-employee director receives two separate annual grants of restricted stock units: one for 3,000 units and another for a number of units determined by adding the following:

•                  1,000 units for each quarterly or annual Board meeting attended in the prior year;

•                  500 units for attending the prior year’s annual meeting of shareholders;

•                  500 units for attendance of each quarterly or annual meeting of a committee of the Board of Directors attended since the last annual meeting of shareholders; and

•                  1,000 units for each Board committee the person chaired during the prior year.

Half of the shares underlying the restricted stock units vest six months after the grant date, with the remainder to vest on the anniversary of the grant date. If there is a change in control of Bioject, all unvested restricted stock units will vest immediately.

The Board of Directors believes that having the flexibility to increase and change the form of compensation paid to non-employee directors is necessary to attract and retain qualified individuals to serve as directors. Accordingly, if Proposal #2 is approved by our shareholders, the automatic equity awards to non-employee directors will be eliminated and we will be able to grant a broader range of incentive awards to non-employee directors.

Equity-Based Award Practices

The Committee divided our employees into 5 tiers based on seniority and relative responsibility, with the following patterns of potential awards:

TIER I - Executive Management - receive restricted stock unit awards based upon financial performance and long-term goals.

TIER II – Senior Management - receive time-based stock unit awards (50% of total) vesting over three years and performance-contingent restricted stock unit awards based on individual performance (50% of total) vesting over various time periods assuming performance criteria are met.

TIER III, IV and V – Other Employees - receive unconditional stock option awards (50% of total) vesting over three years and performance-contingent restricted stock unit awards based on individual performance (50% of total) vesting over various time periods assuming performance criteria are met.

On June 1, 2006 the Committee granted employees a special grant to encourage employee retention by providing additional long-term incentive. A total of 350,000 restricted stock units were approved to be granted to executive management and a total 250,000 restricted stock units and options were approved to be granted to all other employees.

Compensation Committee:

John Ruedy, M.D. (Committee Chair)

Dr. Randal Chase

Ms. Brigid A. Makes

EXECUTIVE COMPENSATION

Summary Compensation for the Year Ended December 31, 2006

The following table provides certain summary information concerning compensation awarded to, earned by or paid to (i) our Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”); (iii) our one other executive officer, other than our PEO and PFO, who was serving as an executive officer at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iv) one additional individual for whom disclosure would have been provided except for the fact that he was not serving as an executive officer as of the end of the last completed fiscal year (herein referred to as the “named executive officers”) for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)(5)	Total ($)
James C. O’Shea	2006	$355,647	$496,106	$—	$—	$457,574	$1,309,327
Former Chairman
of the Board, CEO
and President(1)

Christine M. Farrell	2006	122,180	20,328	1,642	—	5,673	149,823
Vice President of
Finance and PFO

J. Michael Redmond	2006	217,350	78,490	—	32,250	13,359	341,449
Former Senior Vice
President, Business
Development(2)

John Gandolfo	2006	120,524	91,547	—	—	368,061	580,132
Former CFO(3)

(1)          Mr. O’Shea retired as CEO and President effective December 31, 2006.

(2)          Mr. Redmond’s employment terminated May 1, 2007.

(3)          Mr. Gandolfo’s employment terminated in May 2006 and, accordingly, his salary reflects amounts earned until that time.

(4)          See Note 10 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2006 for the valuation assumptions and other information related to our stock and option awards during 2006.

(5)          All Other Compensation included the following:

Name	Insurance Premiums	401(k) Match	Auto Allowance	Severance and Related(1)	Total
James C. O’Shea	$16,445	$8,251	$—	$432,878	$457,574
Christine M. Farrell	—	5,673	—	—	5,673
J. Michael Redmond	—	7,359	6,000	—	13,359
John Gandolfo	—	2,876	—	365,185	368,061

(1)          Mr. O’Shea’s severance and related compensation is being paid out over a twelve-month period, which began January 2007. Mr. Gandolfo’s severance and related compensation is being paid out over a twelve-month period, which began May 2006.

Grants of Plan-Based Awards

												All Other
												Stock		Grant Date
												Awards:		Fair Value
		Estimated Future Payouts						Estimated Future Payouts				Number of		of Stock
		Under Non-Equity Incentive						Under Equity Incentive				Shares of		and
		Plan Awards						Plan Awards				Stock or		Option
	Grant	Thresh-old		Target		Maxi-mum		Thresh-old	Target	Maxi-mum
Name	Date	($)		($)		($)		(#)	(#)	(#)		Units (#)		Awards ($)
James C.	01/19/06	—		—		—		—	30,000	30,000	(1)	—		$48,300
O’Shea	01/19/06	—		—		—		10,000	50,000	50,000	(2)	—		80,500
	06/01/06	—		—		—		—	250,000	250,000	(3)	—		322,500

John Gandolfo	—	—		—		—		—	—	—		—		—

Christine M. Farrell	01/19/06	—		—		—		—	2,500	2,500	(4)	2,500	(5)	8,050
	06/01/06	—		—		—		—	30,000	30,000	(3)	—		38,700
	12/07/06	—		—		—		—	15,000	15,000	(6)	15,000	(7)	33,000

J. Michael	01/19/06	—		—		—		—	20,000	20,000	(1)	—		34,800
Redmond	01/19/06	—		—		—		3,500	17,500	17,500	(2)	5,150	(5)	36,460
	06/01/06	—		—		—		—	100,000	100,000	(3)	—		129,000
	12/07/06	—		—		—		—	15,000	15,000	(6)	15,000	(7)	33,000
	—		(8)		(8)		(8)	—	—	—		—		—

(1)          This equity incentive award was to vest based on achieving certain financial and individual goals for 2006. The goals were not met and, accordingly, the shares did not vest.

(2)          This equity incentive award vests based on achieving certain performance goals by 2010. At the minimum performance level, 20% of the total shares will vest. As of December 31, 2006, none of the performance goals had been met.

(3)          This equity incentive award vests as to 1/3 of the total shares on each of December 31, 2007, 2008 and 2009 based on achieving certain performance goals for 2006.

(4)          This equity incentive award vested on December 31, 2006 based on achieving certain individual performance goals during 2006.

(5)          This equity incentive awards vests as to 1/3 of the total shares on each of January 19, 2007, 2008 and 2009.

(6)          This equity incentive award will vest as to 1/3 of the total shares on each of December 31, 2008, 2009 and 2010 if certain performance goals are achieved for 2007.

(7)          This equity incentive award vests as to 1/3 of the total shares on each of December 7, 2007, 2008 and 2009.

(8)          Mr. Redmond’s compensation arrangement provides for cash-based incentive compensation determined as a percentage of his base salary for each long-term business development agreement signed during the calendar year. There is no threshold, target or maximum amount of bonus pursuant to this arrangement. See “Summary Compensation for the Year Ended December 31, 2006” above for the amount earned pursuant to this arrangement in 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Secur- ities Under- lying Unexer- cised Options (#) Exercis- able	Number of Secur- ities Under- lying Unexer- cised Options (#) Unexer- cisable		Option Exercise Price ($ per Sh.)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
James C. O’Shea	30,000	—		$12.875	12/31/08	—		$—	—		$—
	70,000	—		10.063	12/31/08	—		—	—		—
	100,000	—		11.05	12/31/08	—		—	—		—
	100,000	—		4.60	12/31/08	—		—	—		—
	51,000	—		2.08	12/31/08	—		—	—		—
	65,000	—		3.90	12/31/08	—		—	—		—

Christine M. Farrell	20,625	—		2.08	12/19/09	—		—	—		—
	2,500	—		3.90	06/22/10	—		—	—		—
	6,250	—		2.70	12/18/10	—		—	—		—
	17,659	17,662	(1)	1.69	02/28/12	—		—	—		—
	—	—		—	—	500	(2)	475	—		—
	—	—		—	—	1,000	(3)	950	—		—
	—	—		—	—	2,500	(4)	2,375	2,500	(8)	2,375
	—	—		—	—	30,000	(5)	28,500	—		—
	—	—		—	—	15,000	(6)	14,250	15,000	(7)	14,250

J. Michael Redmond	10,000	—		12.875	03/19/07	—		—	—		—
	22,000	—		10.063	03/07/08	—		—	—		—
	24,500	—		4.60	03/06/09	—		—	—		—
	20,625	—		2.08	12/19/09	—		—	—		—
	30,000	—		3.90	06/22/10	—		—	—		—
	—	—		—	—	2,000	(2)	1,900	—		—
	—	—		—	—	4,520	(2)	4,294	—		—
	—	—		—	—	20,000	(9)	19,000	—		—
	—	—		—	—	2,575	(10)	2,446	—		—
	—	—		—	—	5,150	(4)	4,893	—		—
	—	—		—	—	17,500	(11)	16,625
	—	—		—	—	100,000	(5)	95,000	—		—
	—	—		—	—	15,000	(6)	14,250	15,000	(7)	14,250

John Gandolfo	150,000	—		11.99	05/02/08	—		—	—		—
	40,000	—		4.60	05/02/08	—		—	—		—
	50,000	—		2.10	05/02/08	—		—	—		—
	34,000	—		2.08	05/02/08	—		—	—		—
	45,000	—		3.90	05/02/08	—		—	—		—

(1)          This award vested on March 1, 2007.

(2)          This award vested on January 28, 2007

(3)          This award vests as to 50% of the shares on each of March 10, 2007 and 2008.

(4)          This award vests as to 1/3 of the total shares on each of January 19, 2007, 2008 and 2009.

(5)          This award vests as to 1/3 of the total shares on each of December 31, 2007, 2008 and 2009.

(6)          This award will vest as to 1/3 of the total shares on each of December 31, 2008, 2009 and 2010 if certain performance goals are achieved for 2007.

(7)          This award vests as to 1/3 of the total shares on each of December 7, 2007, 2008 and 2009.

(8)          This award vested on January 19, 2007.

(9)          This award vests as to 50% on each of March 11, 2007 and 2008.

(10)    This award vests on December 9, 2007.

(11)    This award vests as to varying amounts based on achieving certain performance goals by 2010.

Option Exercises and Stock Vested for the Year Ended December 31, 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. O’Shea	—	—	45,318	$68,475

Christine M. Farrell	—	—	21,280	28,062

J. Michael Redmond	—	—	20,771	33,191

John Gandolfo	—	—	67,328	99,987

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

James O’Shea

In March 1995, we entered into an employment agreement with Mr. O’Shea for him to serve as Chairman, President and Chief Executive Officer. This agreement was amended in August 2004. Mr. O’Shea retired from Bioject effective December 31, 2006. Pursuant to his Agreement, Mr. O’Shea will be available to respond to reasonable request by the officers or directors of Bioject and to consult regarding the affairs of Bioject for the period from January 1, 2007 to December 31, 2007. Mr. O’Shea will receive separation pay of $371,258, less applicable taxes and withholdings, payable in equal bi-weekly installments from January 1, 2007 through December 31, 2007. Bioject will also pay for Mr. O’Shea’s health insurance premiums for the period from January 1, 2007 through December 31, 2007, which is estimated to be approximately $3,600. In addition, 81,667 unvested non-performance based restricted stock awards as of December 31, 2006 became fully vested. Also, based upon achievement of certain performance criteria, 250,000 restricted stock awards vested pursuant to their terms on December 31, 2006. Such stock options will remain exercisable through December 31, 2008.

John Gandolfo

In March 2002, we entered into an amended and restated employment agreement with Mr. Gandolfo for him to serve as our Chief Financial Officer and Vice President of Finance. This agreement was amended in August 2004. In March 2006, Mr. Gandolfo was terminated effective May 3, 2006 without cause. Accordingly, upon signing a Release of Claims, he became entitled to receive his salary and benefits for twelve months following the date of termination. Under the terms of the his employment agreement, Mr. Gandolfo is receiving 12 months of severance totaling $380,749, 12 months medical benefits totaling $11,316 and the acceleration of vesting of 41,125 stock units awards. Mr. Gandolfo is prohibited from competing with Bioject for two years following termination of his employment.

Michael Redmond

In March 2003, we entered into an employment agreement with Mr. Redmond for him to serve as Senior Vice President of Business Development. The agreement had an initial term of two years and is automatically renewed for successive one-year terms unless either Bioject or Mr. Redmond shall, upon three months written notice to the other, elect not to renew the agreement for any year. In the event Mr. Redmond is terminated, including in connection with a change in control, he will receive his base salary for up to twelve months. In addition, all unvested options and restricted stock units will become immediately vested and exercisable upon Mr. Redmond’s signing of a Release of Claims in connection with his termination, as defined in the agreement. Assuming Mr. Redmond was terminated effective December 31, 2006, cash benefits pursuant to this agreement would total $217,350 and 163,508 shares of unvested restricted stock would vest.

Mr. Redmond was terminated effective May 1, 2007. Pursuant to his employment agreement, he will receive cash severance benefits of $217,350, which is equal to 12 months of his current base pay. In addition, 153,508 currently outstanding, but unvested, shares of restricted stock units will vest.

Christine Farrell

In January 1997, we entered into an employment agreement with Ms. Farrell. This agreement was amended in November 2004. Ms. Farrell is an “at will” employee and, accordingly, either party may terminate the employment for any reason.  If Ms. Farrell is terminated for other than cause, as defined in the agreement, then, upon executing a general release of all claims, she will be entitled to up to 12 months of regular salary, 12 months of COBRA and all unvested stock options and unvested stock awards will become 100% vested.

Assuming Ms. Farrell was terminated effective December 31, 2006, benefits pursuant to this agreement would total $130,765 and 112,167 shares of unvested restricted stock would vest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation is administered by the Compensation Committee. The members of the Compensation Committee during 2006 were as follows:

•                  Mr. Herfindal through his resignation in March 2006;

•                  Mr. Plestina through his resignation in December 2006;

•                  Dr. Ruedy (committee chair);

•                  Dr. Chase; and

•                  Mr. Cobbs, who was added in March 2006 upon becoming a Board member and served until he was appointed Interim President and Chief Executive Officer in March 2007.

All members of the Compensation Committee are independent. James O’Shea, our Former Chairman, President and Chief Executive Officer, while not a member of the Compensation Committee, participated in deliberations concerning executive officer compensation during 2006, but was not present when his own compensation was deliberated or voted on. None of our executive officers served as a director or a member of a Compensation Committee of any other company for which any of our directors serves as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and 10% shareholders to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with all Section 16(a) reports they file. Based solely on our review of the copies of such reports we received and written representations from our officers, directors and 10% shareholders, we believe that all required reports were timely filed in 2006, except for the following:

•                  Mr. John Gandolfo failed to timely file a Form 3, Initial Statement of Beneficial Ownership, upon becoming a member of our Board of Directors;

•                  Ms. Chris Farrell, an executive officer, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, for a restricted stock grant;

•                  Mr. James O’Shea, a former executive officer, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, for a restricted stock grant;

•                  Mr. John Ruedy, a Director, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, for a purchase of common stock;

•                  Mr. Michael Redmond, an executive officer, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, for a restricted stock grant; and

•                  Mr. Randall Chase, a Director, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, for a restricted stock grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that officers and directors disclose and obtain advance approval from the Audit Committee for any situation involving a transaction with Bioject where an officer or director could potentially have a personal interest, including any transaction that would require disclosure under Item 404 of Regulation S-K. Directors must also excuse themselves from participation in any decision in which a personal interest may be involved. There were no such transactions disclosed to or reviewed by the Audit Committee during 2006.

Mr. Cobbs is the Managing Director of Sanders Morris Harris (“SMH”) and, in March 2006, became a Director effective upon the closing of the convertible debt financing with Life Sciences Opportunities Fund II (Institutional), L.P. (“LOF”) and several of its affiliates. LOF and several of its affiliates are affiliates of SMH. As of April 17, 2007, LOF and several of its affiliates held 3,541,575 shares of our Series E preferred stock. The 3,541,575 shares of our Series E preferred stock held by LOF and several of its affiliates are convertible into 3,541,575 shares of our common stock. The Series E preferred stock includes an 8% annual payment-in-kind dividend for 24 months.

Certain funds affiliated with LOF and several of its affiliates also own 2,086,957 shares of our Series D preferred stock. The 2,086,957 shares of our Series D preferred stock held by LOF and several of its affiliates are convertible into 2,086,957 shares of our common stock.

In connection with the preferred stock issuances, we issued warrants to LOF and several of its affiliates to purchase an aggregate of 656,934 shares of our common stock at $1.37 per share and 626,087 shares of our common stock at $1.15 per share. The warrants expire in September 2010 and November 2008, respectively.

PROPOSAL #2:  TO APPROVE A PROPOSAL TO AMEND THE

RESTATED 1992 STOCK INCENTIVE PLAN

Under the current terms of our Restated 1992 Stock Incentive Plan (the “Plan”), each non-employee director is automatically awarded, immediately following the close of each annual shareholders’ meeting, 3,000 restricted stock units, with each unit representing the unsecured right to receive one share of Bioject common stock for no additional consideration. Immediately prior to each annual meeting each non-employee director is automatically awarded a number of restricted stock units determined by adding 1,000 units for each quarterly or annual meeting of the Board of Directors attended since the last annual meeting of shareholders; 500 units for attending the last annual meeting of shareholders; 500 units for each quarterly or annual meeting of a committee of the Board of Directors on which such person serves attended since the last annual meeting of shareholders; and 1,000 units for each committee of the Board of Directors for which the director served as chair since the last annual meeting of shareholders. The restricted stock units vest with respect to half of the subject shares six months after the grant date, with the remaining shares to vest on the anniversary of the grant date. If there is a change in control of Bioject, all unvested restricted stock units will vest immediately. Non-employee directors do not receive any other regular compensation for service they provide to us as members of our Board of Directors.

The Board of Directors believes that having the flexibility to increase and change the form of compensation paid to non-employee directors is necessary to attract and retain qualified individuals to serve as directors. This conclusion was reached in part as a result of the increased demands placed on the directors following the reorganization of our management structure in 2006 and 2007. The Board of Directors believes directors should be adequately compensated for the amount of time spent performing their duties. The Board of Directors also recognizes that the amount of time spent may vary between individual directors, and therefore believes that having the ability to compensate directors at different levels may be appropriate. Accordingly, on March 8, 2007 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to eliminate the automatic equity awards to non-employee directors and to allow the board to grant a broader range of incentive awards to non-employee directors under the Plan.

Shareholder approval of this proposal will constitute re-approval of the per-employee limit on grants of options and stock appreciation rights under the Plan of 200,000 shares annually. This re-approval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).  See “Federal Income Tax Consequences.”

The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix A.  The following description of the Plan is a summary of certain provisions and is qualified in its entirety by reference to Appendix A.

Awards and Eligibility

The Plan provides for stock-based awards to employees, officers and directors of Bioject or of any parent or subsidiary, and selected non-employee agents, consultants, advisors and independent contractors of Bioject or of any parent or subsidiary. Awards which may be granted under the Plan include stock options, stock bonuses, stock appreciation rights and specified sales of stock (collectively, “Awards”).  The Compensation Committee of the Board of Directors (the “Committee”) administers the Plan and generally determines the executive officers and non-employee advisors of Bioject and its subsidiaries who are to receive Awards under the Plan and the types, amounts and terms of such Awards. The Committee currently consists of Dr. Randall D. Chase, Brigid A. Makes and John Ruedy, M.D. The Board of Directors has created a committee comprised solely of our Chief Executive Officer to grant options to non-executive officer employees, provided that he may not grant options for more than 10,000 shares to any new employee and he may not grant options for more than 5,000 shares to any other employee in any calendar year.  No Awards may be granted under the Plan on or after June 30, 2010.

At March 31, 2007, a total of 56 persons were eligible for Awards under the Plan, including each of our three executive officers, 48 other employees, and each of the five outside (non-employee) directors.

New Plan Benefits

All awards to executive officers and directors under the Plan, as proposed to be amended, are subject to the discretion of the Committee.  As of the date of this proxy statement, the Committee has not made any determination with respect to future awards.

Purposes

The purpose of the Plan is to promote and advance our interests and the interests of our shareholders by enabling us to attract, retain and reward key employees, non-employee advisors and directors. The Plan is also intended to strengthen the commonality of interests between our shareholders and such employees, non-employee advisors, and directors by offering equity-based incentive Awards to promote a proprietary interest in pursuing our long-term growth, profitability and financial success.

Shares Available

The Plan reserves 3,900,000 shares of common stock (subject to adjustment for changes in capitalization).  At March 31, 2007, 541,382 shares remained available for grant under the Plan.

Options

Options granted under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code or nonqualified options. The Committee, or, in limited circumstances, our Chief Executive Officer, determines the persons to be granted an option, the number of shares of common stock subject to the option, the exercise price and term of the option, the time or times at which the option may be exercised and whether the option is an incentive or nonqualified stock option.  The exercise price per share for options granted under the Plan generally must be at least 100 percent (for incentive stock options) or 75 percent (for nonqualified options) of the fair market value of a share of common stock on the date the option is granted. The purchase price for options may be paid in cash or, at the discretion of the Committee, in whole or in part in shares of common stock. In the event that the employment or service of the optionee terminates for any reason other than for death or disability, vested options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months days after the date of such termination (one year in the case of officers and two years in the case of directors).  In the event of termination of employment due to death or disability, the options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of such termination.

Stock Bonuses

The Committee may award shares under the Plan as stock bonuses, which may take the form of restricted stock units.  Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus shares.

Stock Sales

The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the shares at the time of issuance. Shares so issued shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by us and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) under the Plan.  A recipient of a SAR will receive, upon exercise, a payment (in cash or in shares of common stock) based on the increase in the price of a share of common stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Plan or may be granted as independent Awards.  If a SAR is granted in connection with an option, the SAR shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a SAR, any option or portion thereof to which the SAR relates terminates.  If a SAR is granted in connection with an option, upon exercise of the option, the SAR, or portion thereof to which the option relates, terminates.

Non-Employee Director Grants

Currently, outside (non-employee) directors may receive only the non-discretionary grants specified in the Plan.  Each non-employee director receives two separate annual grants of restricted stock units:  one for 3,000 units and another for a number of units determined by adding 1,000 units for each quarterly or annual Board meeting attended in the prior year, 500 units for attending the prior year’s annual meeting of shareholders, 500 units for each quarterly or annual meeting of a committee of the Board of Directors attended since the last annual meeting of shareholders, and 1,000 units for each Board committee the person chaired during the prior year. Half of the shares underlying the restricted stock units vest six months after the grant date, with the remainder to vest on the anniversary of the grant date. If there is a change in control of Bioject, all unvested restricted stock units will vest immediately.

The Plan provides that non-employee director grants are intended to comply with section 409A of the Code, which imposes a 20% excise tax, among other things, if a payment is determined to be deferred compensation that fails to comply with section 409A or the related regulations. Accordingly, the Plan contains a provision permitting the Board to amend the provisions of the Plan relating to the non-employee director grants and grants made under those provisions to comply with section 409A of the Code (subject to any restrictions imposed by applicable law or the rules of any stock exchange or market on which our securities are listed).

As proposed to be amended, the Plan eliminates the provision for automatic grants to outside directors in favor of discretionary grants administered by the Committee. Outside directors will be eligible to receive stock options, stock bonuses and stock appreciation rights at the Committee’s discretion. If the amendment to the Plan is adopted, the remaining terms of the Plan will remain unchanged.

Changes in Capital Structure

If the outstanding shares of our common stock are hereafter increased or decreased or are changed into or exchanged for a different number or kind of shares or other securities of Bioject or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant’s proportionate interest before and after the occurrence of the event is maintained.

Federal Income Tax Consequences

The following summary describes certain United States federal income tax considerations relevant to the Plan.  This summary is based on the Code and applicable Treasury regulations, which are subject to change so as to result in federal income tax consequences different from those described below.  This summary does not address all aspects of federal taxation that may be relevant to the Plan, such as federal gift or estate tax laws, and does not address the effect of any applicable foreign, state, local or other tax laws.

Under federal income tax law currently in effect, an optionee will recognize no regular income upon grant or exercise of an incentive stock option that is exercised within three month of termination of the optionee’s employment.  However, the amount by which the market value of shares issued upon exercise of an incentive stock option exceeds the exercise price (the “spread at exercise”) is included in the optionee’s alternative minimum taxable income and may, depending on the optionee’s particular tax circumstances, result in alternative minimum tax liability.  If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares generally will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, the employee generally will recognize ordinary compensation income in the year of disposition equal to the spread at exercise or, if less, the excess of the amount realized in the disposition over the exercise of the option.  Upon any disqualifying disposition by an employee, we will generally be entitled to a deduction to the extent the employee realized ordinary income.

Under federal income tax law currently in effect, no income is realized by the grantee of a nonqualified stock option with an exercise price not less than the fair market value of the underlying stock at the time of grant, or of an incentive stock option exercised later than three months after termination of the optionee’s employment, until the option is exercised.  At the time of exercise of such a nonqualified stock option, the optionee will realize ordinary compensation income, and we will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price.  We are required to withhold on the income amount if the optionee is an employee.  Upon the sale of shares acquired upon exercise of a nonqualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise generally will be treated as long-term or short-term capital gain depending on the holding period.  If the exercise price of the nonqualified stock option is less than the fair market value of the underlying stock at the time of grant, section 409A of the Code may accelerate the recognition of taxable income, impose an additional 20 percent penalty tax on the amount included in income, and increase the applicable interest rate on tax underpayments.

An individual who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are “substantially nonvested” for purposes of section 83 of the Code and no section 83(b) election is made.  If the shares are substantially nonvested at the time of receipt, the employee generally will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under section 83(b) within 30 days after the original transfer.  We will generally be entitled to a tax deduction in the amount includable as income by the recipient at the same time or times as the recipient recognizes income with respect to the shares.  We are required to withhold on the income amount if the recipient is an employee.

Section 162(m) of the Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options may be granted.  Approval of this Proposal No. 2 will constitute re-approval of the per-employee limit under the Plan previously approved by the shareholders. Other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the common stock on the date of grant. Accordingly, we believe that if this proposal is approved by shareholders, compensation received on exercise of options granted under the Plan by the Committee in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

To ensure compliance with IRS Circular 230, (i) the foregoing discussion was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under federal tax law; (ii) this discussion was written to support the promotion or marketing of the Plan; and (iii) each shareholder should seek advice based on his or her particular circumstances from an independent tax advisor.

Recommendation of the Board

The Board of Directors recommends the stockholders vote FOR the proposal to approve the Plan amendments as described above. The affirmative vote of the holders of shares of Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, with a majority of the votes of the holders present in person or represented by proxy and entitled to vote on the matter, is required to approve this proposal. Abstentions have the same effect as “no” votes in determining whether the amendments are approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the meeting but are not counted and have no effect on the results of the vote on the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form.  If no instructions are given, proxies will be voted FOR the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS THE RESTATED 1992 STOCK INCENTIVE PLAN

OTHER MATTERS TO BE ACTED UPON

It is not known whether any other matters will come before the Annual Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the two persons named in the accompanying form of proxy, Jerald S. Cobbs and Christine M. Farrell, intend to vote on the matters in accordance with their best judgment, exercising the discretionary authority granted to them by the enclosed proxy with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Annual Meeting or an adjournment thereof.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On December 14, 2006, we advised KPMG LLP that it was being dismissed as our principal accountants. This decision was approved by our Audit Committee.

The audit reports of KPMG LLP on our consolidated financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on our consolidated financial statements as of and for the year ended December 31, 2005, contained a separate paragraph which stated the following: “As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, has had significant recurring negative cash flows from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from this uncertainty.”

In connection with the audits for the two years ended December 31, 2005 and 2004 and for the subsequent interim period through December 13, 2006, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report. During the two years ended December 31, 2005 and 2004 and the subsequent interim period through December 13, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

On December 22, 2006, we engaged Moss Adams LLP (“Moss Adams”) to serve as our independent registered public accounting firm. During the years ended December 31, 2005 and 2004 and for the subsequent interim period through December 22, 2006, (1) we did not consult Moss Adams regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; (2) neither a written report nor oral advice was provided to us by Moss Adams that Moss Adams concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; and (3) we did not consult Moss Adams regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP, independent registered public accountants, performed the audit of our financial statements as of and for the year ended December 31, 2006 and KPMG LLP, independent registered public accountants, performed the audit of our financial statements as of and for the year ended December 31, 2005. Moss Adams LLP has been selected as our independent registered public accounting firm for the year ending December 31, 2007. We expect a representative of Moss Adams LLP to be present at the 2007 Annual Meeting and to be available to respond to appropriate questions from shareholders. The representative will have the opportunity to make a statement at the meeting if he desires to do so.

Fees Paid to Moss Adams LLP related to the year ended December 31, 2006 and to KPMG LLP related to the year ended December 31, 2005 were as follows:

	2006	% Pre- approved by Audit Committee	2005	% Pre- approved by Audit Committee
Audit Fees(1)	$112,000	100%	$114,000	100%
Audit-Related Fees	—	—	—	—
Tax Fees(2)	—	—	16,000	100%
All Other Fees	—	—	—	—
	$112,000		$130,000

(1)          KPMG LLP performed the quarterly reviews during 2006 and Moss Adams LLP performed the annual audit for the year ended December 31, 2006.

(2)          Represents fees paid by us for tax compliance, research and consulting services.

Pre-Approval Policies and Procedures

All proposed engagements for services to be provided by our independent registered public accounting firm will first be considered by the Principal Financial and Accounting Officer. If the proposed services are specifically covered by a general pre-approval by the Audit Committee, we may engage the independent registered public accounting firm to provide such services. In such case, the Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm. If the proposed services are not covered by a general pre-approval of the Audit Committee, the engagement of the independent registered public accounting firm to provide such services shall require specific pre-approval by the Audit Committee.

Any proposed engagement to provide services that requires specific approval by the Audit Committee will be submitted to the Audit Committee for its consideration (or to a member of the Audit Committee to whom the authority to pre-approve services of our independent registered public accounting firm has been delegated by the Audit Committee). Such submission shall be reasonably detailed with regard to the scope of proposed services, proposed fees and other proposed terms and conditions of the engagement.  In determining whether to specifically approve any such proposed engagement, the Audit Committee (or the Audit Committee’s delegate) will consider whether the provision of such services is consistent with the SEC’s rules on auditor independence. If the Audit Committee specifically approves such proposed engagement, we may engage the independent registered public accounting firm to provide such services.

PROPOSALS OF SHAREHOLDERS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Our bylaws require shareholders to give us advance notice of any proposal for a bylaw amendment or director nomination to be submitted at any meeting of shareholders. The applicable provision of our bylaws is summarized in the section of this Proxy Statement titled “Shareholder Proposal and Director Nomination Procedures.” For any such shareholder proposal or any director nomination to be considered at the 2008 Annual Meeting of Shareholders (assuming that such meeting will be held on the anniversary of the 2007 Annual Meeting of Shareholders), the shareholder’s notice must be received at our principal executive office no later than May 15, 2008. For any shareholder proposal other than a proposal for an amendment to our bylaws to be considered at the 2008 Annual Meeting of Shareholders, the shareholder’s notice must be received at our principal executive office no later than March 27, 2008. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in our proxy statement for the 2008 Annual Meeting of Shareholders must be received at our principal executive office no later than January 12, 2008.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Christine Farrell, Vice President of Finance, at our principal address.

DATED at Portland, Oregon, this 11th day of May, 2007.
BY ORDER OF THE BOARD

Jerald S. Cobbs
Chairman and Interim President and Chief Executive Officer

APPENDIX A

BIOJECT MEDICAL TECHNOLOGIES INC.

RESTATED 1992 STOCK INCENTIVE PLAN

(AS AMENDED AS OF SEPTEMBER 13, 2001, MARCH 13, 2003, ~~AND~~

APRIL 26, 2005 AND MARCH 8, 2007)

1.             Purpose.  The purpose of this Restated 1992 Stock Incentive Plan (the “Plan”) is to enable Bioject Medical Technologies Inc., an Oregon corporation (the “Company”), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, and (b) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary.

2.             Shares Subject to the Plan.  Subject to adjustment as provided below and in paragraph ~~11,~~10, up to 3,900,000 shares of Common Stock of the Company (the “Shares”) shall be offered and issued under the Plan.  If an option or a stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan.  If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

3.             Effective Date and Duration of Plan.

(a)           Effective Date.  The Plan shall become effective when adopted by the Board of Directors of the Company (the “Board”).  However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholder meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval.  Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

(b)           Duration.  No options or stock appreciation rights may be granted under the Plan, no stock bonuses may be awarded under the Plan, and no Shares may be sold pursuant to paragraph 8 of the Plan on or after June 30, 2010.  However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed.  The Board may suspend or terminate the Plan at any time, except with respect to options, stock appreciation rights and Shares subject to restrictions then outstanding under the Plan.  Termination shall not affect any outstanding options, stock appreciation rights, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

4.             Administration.

(a)           The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors (the “Committee”).  The Committee shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards; provided, however, that only the Board may amend or terminate the Plan as provided in paragraphs 3 and ~~14.~~13.  At any time when the officers and directors of the Company are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee shall consist solely of “non-employee” directors as such term is defined from time to time in SEC Rule 16b-3(b)(3)(i) or successor rule.  ~~No member of the Committee shall be eligible to receive any award under the Plan while such person serves as a Committee member, except pursuant to paragraph 10.~~

(b)           Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any vesting or exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(c)           Notwithstanding anything to the contrary contained in this paragraph 4, the Board of Directors may delegate to the Chief Executive Officer of the Company, as a one-member committee of the Board of Directors, the authority to grant awards to any eligible employee who is not, at the time of such grant, subject to the reporting requirements and liability provisions contained in Section 16 of the Securities Exchange Act of 1934 and the regulations thereunder.

5.             Types of Awards; Eligibility.  The Committee may, from time to time, take the following actions under the Plan:  (i) grant Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options (“Nonstatutory Stock Options”) as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell Shares as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9.  Any such awards may be made to employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan~~, and, provided further, that directors who are not employees shall receive awards only pursuant to paragraph 10.~~.  The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan.  At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award.  No employee may be granted options or stock appreciation rights under the Plan for more than 200,000 shares of Common Stock in any calendar year.

6.             Option Grants.

(a)           Grant.  Each option granted under the Plan shall be evidenced by a stock option agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan.  With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

(b)           Incentive Stock Options.  Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

(i)            No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

(ii)           An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

(iii)          Subject to paragraphs 6(b)(ii) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

(iv)          The option price per Share shall be determined by the Committee at the time of grant.  Subject to paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted.  The fair market value shall be deemed to be the average of the closing bid and asked prices for the Common Stock of the Company as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day preceding the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Committee.

(v)           The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

(c)           Nonstatutory Stock Options.  Nonstatutory Stock Options shall be subject to the following additional terms and conditions:

(i)            The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant.  The option price may not be less than 75 percent of the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant.  The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph 6(b)(iv).

(ii)           Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

(d)           Exercise of Options.  Except as provided in paragraphs 6(e) and (f) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted.  Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan.  Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability.  Except as provided in paragraphs 6(f), ~~11~~10 and ~~12,~~11, options granted under the Plan may vest and be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares.  Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

(e)           Restrictions on Transfer.  Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee; provided, however, that, with the consent of the Committee, which consent may be withheld in its sole discretion or conditioned on such requirements as the Committee shall deem appropriate, an officer or director of the Company who is subject to Section 16(b) of the Exchange Act may assign or transfer without consideration all or any portion of a Nonstatutory Stock Option granted under the Plan to such officer’s or director’s spouse (or former spouse) pursuant to a qualified domestic relations order.  The holder of any Nonstatutory Stock Option that has been transferred pursuant to this paragraph 6(e) may be subject to treatment under tax and securities laws with respect to the transferred option which differs from the treatment to which the applicable officer or director was subject with respect to the option prior to the transfer.

(f)            Termination of Employment or Service.

(i)            In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months (one year in the case of officers and two years in the case of directors) after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(ii)           In the event of the termination of the optionee’s employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(iii)          In the event of the death of an optionee while employed by or providing service to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(iv)          The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

(v)           To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

(g)           Purchase of Shares.  Unless the Committee determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee’s present intention to acquire the Shares for investment and not with a view to distribution.  The certificates representing the Shares shall bear any legends required by the Committee.  Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6(b)(iv).  Unless the Committee determines otherwise, all payments made to the Company in connection with the exercise of an option must be made by a certified or cashier’s bank check or by the transfer of immediately available federal funds.  No Shares shall be issued until full payment therefor has been made.  With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.  Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements.  If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand.  If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law.  With the consent of the Committee, an optionee may deliver Shares to the Company to satisfy the withholding obligation.

7.             Stock Bonuses.  The Committee may award Shares under the Plan as stock bonuses.  Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares.  The Committee may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements.  The certificates representing the Shares awarded shall bear any legends required by the Committee.  The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law.  With the consent of the Committee, a recipient may deliver Shares to the Company to satisfy the withholding obligation.

8.             Stock Sales.  The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6(b)(iv).  Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Committee.  The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee.  The certificates representing the Shares shall bear any legends required by the Committee.  The Company may require any purchaser of stock issued under this paragraph 8 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the

Company may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law.  With the consent of the Committee, a purchaser may deliver Shares to the Company to satisfy the withholding obligation.

9.             Stock Appreciation Rights.

(a)           Grant.  Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

(b)           Exercise.

(i)            A stock appreciation right shall be exercisable only at the time or times established by the Committee.  If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised.  Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates.  If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

(ii)           The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights.  Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

(iii)          Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.  No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative.  Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

(iv)          For purposes of this paragraph 9, the fair market value of the Shares shall be determined pursuant to paragraph 6(b)(iv), on the trading day preceding the date the stock appreciation right is exercised.

(v)           No fractional Shares shall be issued upon exercise of a stock appreciation right.  In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

(vi)          Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the participant fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the participant by the Company or any parent or subsidiary corporation, including salary, subject to applicable law.  With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

(vii)         Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued.  Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

10.          ~~Restricted Stock Unit Grants to Non-Employee Directors.~~

~~(a)           Automatic RSU Grants.~~

~~(i) Immediately after the close of each annual shareholder meeting (commencing with the 2005 annual meeting), each person then serving as a Non-Employee Director, including any such person who is elected at such meeting, shall be automatically granted 3,000 restricted stock units (a “RSU”).  A RSU represents the unsecured right to require the Company to deliver to the grantee one Share for each RSU.  A “Non-Employee Director” is a director who is not an employee of the Company or of any parent or subsidiary corporation of the Company on the date a grant is made under this paragraph 10; and~~

~~(ii) Immediately prior to each annual shareholder meeting (commencing with the 2006 annual meeting) each person then serving as a Non-Employee Director shall automatically be granted a number of RSUs determined by adding the following: 1,000 for each quarterly or annual meeting of the Board of Directors attended since the prior annual meeting of shareholders; 500 for each quarterly or annual meeting of a Board committee on which such person serves attended since the prior annual meeting; 500 for attending the prior annual meeting of shareholders; and 1,000 for each committee of the Board of Directors for which a Non-Employee Director served as chairman since the prior annual meeting of shareholders.~~

~~(b) Vesting and Delivery Date.  The RSUs granted under paragraph 10(a) shall initially be 100% unvested and subject to forfeiture.  Subject to paragraph 10(d), the RSUs shall vest with respect to half of the subject Shares six months following the date of grant, with the remaining Shares to vest on the first anniversary of the date of grant.  The RSUs shall become vested on the vesting date only if the recipient continues to be a director of the Company immediately after such vesting date.  The delivery date for a RSU shall be the date on which such RSU vests.~~

~~(c)           Changes in Capital Structure.  The number of Shares deliverable with respect to each RSU issued under Section 10(a) is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock split, combination of shares, stock dividend, spin-off or other change in the corporate structure affecting the Shares generally.~~

~~(d)           Acceleration on Change in Control.  If there is a change in control of the Company, all outstanding but unvested RSUs shall become immediately vested.  The delivery date shall also accelerate.  “Change in control” shall mean a “Change in Control Event” as defined in IRS Notice 2005-1 or any successor regulation.~~

~~(e)           Section 409A Compliance.  Grants made under this Section 10 are intended to comply with the provisions of Section 409A of the Code and will be administered in a manner consistent with this intent, and, subject to any restrictions imposed by applicable law and any rules of any stock exchange or market on which the Company’s securities are listed, the Board of Directors of the Company will have the right to amend this Section 10 and grants made under it to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board of Directors of the Company without the consent of the grantee).11.~~

Changes in Capital Structure.  If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant’s proportionate interest before and after the occurrence of the event is maintained, provided that this paragraph ~~11~~10 shall not apply with respect to transactions referred to in paragraph ~~12.~~11.  The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions.  Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee.  Any such adjustment made by the Committee shall be conclusive.

                ~~12.~~11.      Effect of Reorganization or Liquidation.

(a)           Cash, Stock or Other Property for Stock.  Except as provided in paragraph ~~12~~11(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this paragraph ~~12~~11 as an “Accelerating Event”), any option or stock appreciation right granted hereunder shall terminate, but the optionee shall have the right during a 30-day period immediately prior to any such Accelerating Event to exercise his or her option or stock appreciation right, in whole or in part, without any limitation with respect to vesting or exercisability.

(b)           Stock for Stock.  If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights granted hereunder shall be converted into stock appreciation rights measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph ~~12~~11(a).  The amount and price of converted options and stock appreciation rights shall be determined by adjusting the amount and price of the options or stock appreciation rights granted hereunder to take into account the relative values of the Exchange Stock and the Common Stock in the transaction.

(c)           The rights set forth in this paragraph ~~12~~11 shall be transferable only to the extent the related option or stock appreciation right is transferable.

~~13.~~12.      Corporate Mergers, Acquisitions, Etc.  The Committee may also grant options, grant stock appreciation rights, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

~~14.~~13.      Amendment of Plan.  The Board may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason.  Except as provided in paragraphs 6(b)(v), ~~11, 12~~10, 11 and ~~13,~~12, however, no change in an award already granted shall be made without the written consent of the holder of such award.

~~15.~~14.      Approvals.  The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter.  The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company’s best interests.

~~16.~~15.      Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to increase or decrease such employee’s compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

~~17.~~16.      Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Amended:              September 13, 2001,

March 13, 2003,

~~and~~ April 26, 2005

and March 8, 2007

BIOJECT MEDICAL TECHNOLOGIES INC.

ANNUAL MEETING OF SHAREHOLDERS

June 14, 2007

This Proxy is Solicited on Behalf of the Board of Directors.

Jerald S. Cobbs and Christine M. Farrell and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Shareholders of Bioject Medical Technologies Inc. (the “Company”) to be held on June 14, 2007 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Annual Meeting”), all shares of stock of the Company to which the undersigned is entitled to vote at the Annual Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.

(To be signed on reverse side)

[REVERSE]

Please date, sign and mail your proxy card back as soon as possible.

ANNUAL MEETING OF SHAREHOLDERS

BIOJECT MEDICAL TECHNOLOGIES INC.

June 14, 2007

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW AND “FOR” PROPOSAL #2.

1.	Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.

☐ FOR ALL (Except as marked ☐ WITHHELD FOR ALL
to the contrary below)*

Nominees for three-year terms:	Brigid A. Makes	John Ruedy, M.D.
Nominee for two-year term:	David S. Tierney

* Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).

2.	To approve a proposal to amend the Restated 1992 Stock Incentive Plan to eliminate automatic grants to non-employee directors and permit other types of awards to those directors:

☐ For	☐ Against	☐ Abstain

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” PROPOSAL #2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.

SIGNATURE:	DATE:

SIGNATURE:	DATE:
(SIGNATURE, IF HELD JOINTLY)

NOTE:
Capacity (Title of Authority, i.e., Executor, Trustee)